EXHIBIT A
                              (AS OF MAY 23, 2018)

                              SERIES OF THE TRUST


SERIES                                                        EFFECTIVE DATE
------------------------------------------------------------- ------------------
First Trust CEF Income Opportunity ETF                        September 28, 2016
First Trust Municipal CEF Income Opportunity ETF              September 28, 2016
First Trust TCW Opportunistic Fixed Income ETF                February 13, 2017
EquityCompass Risk Manager ETF                                January 19, 2017
EquityCompass Tactical Risk Manager ETF                       January 19, 2017
First Trust TCW Unconstrained Plus Bond ETF                   May 29, 2018